Exhibit 99

UTC FIRST QUARTER EARNINGS PER SHARE INCREASE 6 PERCENT TO $1.39, UP 16 PERCENT ADJUSTED FOR RESTRUCTURING AND ONE-TIME ITEMS; REAFFIRMS 2013 EPS OUTLOOK OF $5.85 TO $6.15

HARTFORD, Conn., April 23, 2013 - United Technologies Corp. (NYSE:UTX) reported first quarter earnings per share of $1.39 and net income attributable to common shareowners of $1.3 billion, up 6 percent and 7 percent, respectively, over the year ago quarter. Results for the current quarter include $0.11 per share of favorable one-time items net of restructuring costs. Earnings per share in the year ago quarter included a $0.21 benefit from one-time items net of restructuring costs. Before these items, earnings per share increased 16 percent year over year. Net foreign currency translation and hedges at Pratt & Whitney Canada had an adverse impact of $0.01 in the quarter.

Sales for the quarter of $14.4 billion were 16 percent above prior year driven by the benefit of net acquisitions. Organic sales decreased 2 percent from the year ago quarter reflecting ongoing weakness in both Europe and the commercial aerospace aftermarket, and the impact of defense cuts at Sikorsky. First quarter segment operating profit increased 14 percent over the prior year quarter. Adjusted for restructuring costs and net one-time items, segment operating profit grew 15 percent.

“Our focus on integration and execution led to solid performance as we continue to build momentum,” said Louis Chênevert, UTC Chairman & Chief Executive Officer. “The Goodrich and IAE acquisitions are exceeding our expectations and creating new opportunities for long term organic growth.”

New equipment orders at Otis increased 24 percent over the year ago first quarter, led by 29 percent growth in China. Foreign currency had a 2 point favorable impact in China. UTC Climate, Controls & Security equipment orders increased 5 percent organically. Large commercial engine spares orders were up 14 percent at Pratt & Whitney including the benefit from the incremental International Aero Engines share. Organically, commercial spares orders were down 28 percent at Pratt & Whitney. On a pro-forma basis, adjusted to include Goodrich in both years, commercial spares orders increased 2 percent at UTC Aerospace Systems.

“Macroeconomic indicators coupled with order improvement in our commercial businesses point towards a gradual resumption of organic growth during the course of the year,” Chênevert added. “Our ongoing focus on cost reduction provides strong operating leverage and we continue to expect 2013 earnings per share of $5.85 to $6.15 on sales of $64 to $65 billion.”

Cash flow from operations was $1.4 billion and capital expenditures were $295 million in the quarter. Share repurchase was $335 million and UTC continues to anticipate share repurchase and acquisitions of $1 billion each in 2013. The company continues to expect cash flow from operations less capital expenditures to meet or exceed net income attributable to common shareowners for the year.

“We started our share repurchase program and closed additional divestitures this quarter in accordance with our plan,” Chênevert said. “Our strong cash position will allow us to pay down $2 billion of debt in 2013, up from our prior estimate of $1 billion, as we execute our deleveraging strategy.”

United Technologies Corp., based in Hartford, Connecticut, is a diversified company providing high technology products and services to the building and aerospace industries. Additional information, including a webcast, is available on the Internet at http://www.utc.com. To learn more about UTC, visit the website or follow the company on Twitter: @UTC.

All financial results and projections reflect continuing operations unless otherwise noted. The accompanying tables include information integral to assessing the company's financial position, operating performance, and cash flow, including a reconciliation of differences between non-GAAP measures used in this release and the comparable financial measures calculated in accordance with generally accepted accounting principles in the United States.

This release includes statements that constitute “forward-looking statements” under the securities laws. Forward-looking statements often contain words such as “believe,” “expect,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “confident” and similar terms. Forward-looking statements may include, among other things, statements relating to future and estimated sales, earnings, cash flow, charges, expenditures, anticipated benefits of acquisitions and divestitures, results of operations, share repurchases, uses of cash and other measures of financial performance. All forward-looking statements involve risks, uncertainties and assumptions that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Risks and uncertainties include, without limitation, the effect of economic conditions in the markets in which we operate, including financial market conditions, fluctuation in commodity prices, interest rates and foreign currency exchange rates; future levels of research and development spending; levels of end market demand in construction and in the aerospace industry; levels of air travel; financial difficulties of commercial airlines; changes in government procurement priorities and availability of funding; the impact of weather conditions and natural disasters; the financial condition of our customers and suppliers; delays and disruption in delivery of materials and services from suppliers; cost reduction efforts and restructuring costs and savings and other consequences thereof; the scope, nature, timing or impact of acquisitions, dispositions, joint ventures and other business arrangements, including integration of acquired businesses; the timing and amount of gains, losses, impairments and charges related to anticipated dispositions; the timing and impact of anticipated debt reduction following the Goodrich acquisition; the development and production of new products and services; the anticipated benefits of diversification and balance of operations across product lines, regions and industries; the impact of the negotiation of collective bargaining agreements and labor disputes; the outcome of legal proceedings and other contingencies; future availability of credit; pension plan assumptions and future contributions; and the effect of changes in tax, environmental and other laws and regulations, political conditions in countries in which we operate and other factors beyond our control. The completion of the proposed divestitures of businesses is subject to uncertainties, including the ability to secure regulatory approvals on acceptable terms, and satisfaction of other customary conditions. The timing and amount of share repurchases depends upon UTC's evaluation of market conditions and the level of other investing activities and uses of cash. The forward-looking statements speak only as of the date of this release and we undertake no obligation to update or revise any forward-looking statements after the date of this release. For additional information identifying factors that may cause actual results to vary materially from those stated

in the forward-looking statements, see our reports on Forms 10-K, 10-Q and 8-K filed with the SEC from time to time, including, but not limited to, the information included in UTC's Forms 10-K and 10-Q under the headings “Business,” “Risk Factors,” “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Legal Proceedings” and in the notes to the financial statements included in UTC's Forms 10-K and 10-Q.

UTC-IR
# # #

United Technologies Corporation
Condensed Consolidated Statement of Comprehensive Income

	Quarter Ended March 31,
	(Unaudited)
(Millions, except per share amounts)	2013	2012
Net sales	$14,399	$12,416
Costs and Expenses:
Cost of products and services sold	10,465	8,930
Research and development	610	544
Selling, general and administrative	1,627	1,529
Total Costs and Expenses	12,702	11,003
Other income, net	309	300
Operating profit	2,006	1,713
Interest expense, net	236	129
Income from continuing operations before income taxes	1,770	1,584
Income tax expense	418	320
Income from continuing operations	1,352	1,264
Less: Non-controlling interest in subsidiaries' earnings from continuing operations	82	75
Income from continuing operations attributable to common shareowners	1,270	1,189
Discontinued operations:
Income from operations	20	30
Loss on disposal	(15)	(961)
Income tax benefit (expense)	(9)	74
Loss from discontinued operations	(4)	(857)
Less: Non-controlling interest in subsidiaries' earnings from discontinued operations	—	2
Loss from discontinued operations attributable to common shareowners	(4)	(859)
Net income attributable to common shareowners	$1,266	$330
Comprehensive income	$908	$904
Less: Comprehensive income attributable to non-controlling interests	61	85
Comprehensive income attributable to common shareowners	$847	$819
Earnings (Loss) Per Share of Common Stock - Basic:
From continuing operations attributable to common shareowners	$1.41	$1.33
From discontinued operations attributable to common shareowners	—	(0.96)
Earnings (Loss) Per Share of Common Stock - Diluted:
From continuing operations attributable to common shareowners	$1.39	$1.31
From discontinued operations attributable to common shareowners	—	(0.95)
Weighted average number of shares outstanding:
Basic shares	901	891
Diluted shares	914	904
As described on the following pages, consolidated results for the quarters ended March 31, 2013 and 2012 include restructuring costs and non-recurring items that management believes should be considered when evaluating the underlying financial performance.
See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation
Segment Net Sales and Operating Profit

	Quarter Ended March 31,
	(Unaudited)
(Millions)	2013	2012
Net Sales
Otis	$2,814	$2,770
UTC Climate, Controls & Security	3,837	4,112
Pratt & Whitney	3,402	3,052
UTC Aerospace Systems	3,263	1,236
Sikorsky	1,249	1,346
Segment Sales	14,565	12,516
Eliminations and other	(166)	(100)
Consolidated Net Sales	$14,399	$12,416

Operating Profit
Otis	$575	$566
UTC Climate, Controls & Security	520	544
Pratt & Whitney	406	389
UTC Aerospace Systems	501	198
Sikorsky	90	136
Segment Operating Profit	2,092	1,833
Eliminations and other	21	(24)
General corporate expenses	(107)	(96)
Consolidated Operating Profit	$2,006	$1,713

Segment Operating Profit Margin
Otis	20.4%	20.4%
UTC Climate, Controls & Security	13.6%	13.2%
Pratt & Whitney	11.9%	12.7%
UTC Aerospace Systems	15.4%	16.0%
Sikorsky	7.2%	10.1%
Consolidated Segment Operating Profit Margin	14.4%	14.6%
As described on the following pages, consolidated results for the quarters ended March 31, 2013 and 2012 include restructuring costs and non-recurring items that management believes should be considered when evaluating the underlying financial performance.

United Technologies Corporation
Restructuring Costs and Non-Recurring Items Included in Consolidated Results

	Quarter Ended March 31,
	(Unaudited)
In Millions - Income (Expense)	2013	2012
Restructuring Costs included in Operating Profit:
Otis	$(10)	$(28)
UTC Climate, Controls & Security	(22)	(35)
Pratt & Whitney	(7)	(37)
UTC Aerospace Systems	(8)	(2)
Sikorsky	(5)	(3)
Eliminations and other	—	(6)
	(52)	(111)
Non-Recurring items included in Operating Profit:
UTC Climate, Controls & Security	38	112
Eliminations and other	—	(10)
	38	102
Total impact on Consolidated Operating Profit	(14)	(9)
Non-Recurring items included in Interest Expense, Net	—	15
Tax effect of restructuring and non-recurring items above	16	(23)
Non-Recurring items included in Income Tax Expense	95	203
Impact on Net Income from Continuing Operations Attributable to Common Shareowners	$97	$186
Impact on Diluted Earnings Per Share from Continuing Operations	$0.11	$0.21

Details of the non-recurring items for the quarters ended March 31, 2013 and 2012 above are as follows:
Quarter Ended March 31, 2013
UTC Climate, Controls & Security: Approximately $38 million net gain from UTC Climate, Controls & Security's ongoing portfolio transformation, primarily due to a gain on the sale of a business in Hong Kong.
Income Tax Expense:  Approximately $95 million of favorable income tax adjustments as a result of the enactment of the American Taxpayer Relief Act of 2012 in January 2013. The $95M is primarily related to the retroactive extension of the research and development credit to 2012.
Quarter Ended March 31, 2012
UTC Climate, Controls & Security: Approximately $112 million net gain from UTC Climate, Controls & Security's ongoing portfolio transformation. This net gain includes approximately $215 million from the sale of a controlling interest in a manufacturing and distribution joint venture in Asia, partially offset by $103 million of impairment charges related to planned business dispositions.
Eliminations and other: An additional $10 million of reserves were established for the export licensing compliance matters recorded in the fourth quarter 2011.
Interest Expense, Net: Approximately $15 million of favorable pre-tax interest adjustments related to the conclusion of the IRS's examination of the Company's 2006 - 2008 tax years.
Income Tax Expense: Approximately $203 million of favorable income tax adjustments related to the conclusion of the IRS's examination of the Company's 2006 - 2008 tax years.
Discontinued Operations:

•	Approximately $360 million and $590 million of pre-tax goodwill impairment charges ($220 million and $410 million after tax) related to Rocketdyne and Clipper, respectively.

•
Approximately $235 million of unfavorable income tax adjustments related to the recognition of a deferred tax liability on the existing difference between the expected accounting versus tax gain on the planned disposition of legacy Hamilton Sundstrand's Industrial businesses.

The following page provides segment net sales, operating profits and operating profit margins as adjusted for the aforementioned restructuring costs and non-recurring items. Management believes these adjusted results more accurately portray the ongoing operational performance and fundamentals of the underlying businesses. The amount and timing of restructuring costs and non-recurring activity can vary substantially from period to period with no assurances of comparable activity or amounts being incurred in future periods. These amounts have therefore been adjusted out in the following schedule in order to provide a more representative comparison of current year operating performance to prior year performance.

United Technologies Corporation
Segment Net Sales and Operating Profit Adjusted for Restructuring Costs and Non-Recurring Items (as reflected on the previous pages)

	Quarter Ended March 31,
	(Unaudited)
(Millions)	2013	2012
Net Sales
Otis	$2,814	$2,770
UTC Climate, Controls & Security	3,837	4,112
Pratt & Whitney	3,402	3,052
UTC Aerospace Systems	3,263	1,236
Sikorsky	1,249	1,346
Segment Sales	14,565	12,516
Eliminations and other	(166)	(100)
Consolidated Net Sales	$14,399	$12,416

Adjusted Operating Profit
Otis	$585	$594
UTC Climate, Controls & Security	504	467
Pratt & Whitney	413	426
UTC Aerospace Systems	509	200
Sikorsky	95	139
Segment Operating Profit	2,106	1,826
Eliminations and other	21	(8)
General corporate expenses	(107)	(96)
Adjusted Consolidated Operating Profit	$2,020	$1,722

Adjusted Segment Operating Profit Margin
Otis	20.8%	21.4%
UTC Climate, Controls & Security	13.1%	11.4%
Pratt & Whitney	12.1%	14.0%
UTC Aerospace Systems	15.6%	16.2%
Sikorsky	7.6%	10.3%
Adjusted Consolidated Segment Operating Profit Margin	14.5%	14.6%

United Technologies Corporation
Condensed Consolidated Balance Sheet

	March 31,	December 31,
	2013	2012
(Millions)	(Unaudited)	(Unaudited)
Assets
Cash and cash equivalents	$4,767	$4,819
Accounts receivable, net	10,791	11,099
Inventories and contracts in progress, net	10,161	9,537
Assets held for sale	938	1,071
Other assets, current	2,504	3,084
Total Current Assets	29,161	29,610
Fixed assets, net	8,428	8,518
Goodwill	27,516	27,801
Intangible assets, net	15,125	15,189
Other assets	8,283	8,291
Total Assets	$88,513	$89,409

Liabilities and Equity
Short-term debt	$1,252	$1,624
Accounts payable	6,192	6,431
Accrued liabilities	14,854	15,310
Liabilities held for sale	261	421
Total Current Liabilities	22,559	23,786
Long-term debt	21,572	21,597
Other long-term liabilities	16,564	16,719
Total Liabilities	60,695	62,102
Redeemable non-controlling interest	255	238
Shareowners' Equity:
Common Stock	14,085	13,837
Treasury Stock	(19,575)	(19,251)
Retained earnings	37,551	36,776
Accumulated other comprehensive loss	(5,867)	(5,448)
Total Shareowners' Equity	26,194	25,914
Non-controlling interest	1,369	1,155
Total Equity	27,563	27,069
Total Liabilities and Equity	$88,513	$89,409

Debt Ratios:
Debt to total capitalization	45%	46%
Net debt to net capitalization	40%	40%

See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation
Condensed Consolidated Statement of Cash Flows

	Quarter Ended March 31,
	(Unaudited)
(Millions)	2013	2012
Operating Activities of Continuing Operations:
Income from continuing operations	$1,352	$1,264
Adjustments to reconcile net income from continuing operations to net cash flows provided by operating activities of continuing operations:
Depreciation and amortization	444	318
Deferred income tax (benefit) provision	(40)	159
Stock compensation cost	70	47
Change in working capital	(198)	(189)
Global pension contributions	(29)	(13)
Other operating activities, net	(190)	(263)
Net cash flows provided by operating activities of continuing operations	1,409	1,323
Investing Activities of Continuing Operations:
Capital expenditures	(295)	(187)
Acquisitions and dispositions of businesses, net	722	(20)
Increase in collaboration intangible assets	(157)	—
Other investing activities, net	69	97
Net cash flows provided by (used in) investing activities of continuing operations	339	(110)
Financing Activities of Continuing Operations:
Repayment of long-term debt, net	(46)	(63)
Decrease in short-term borrowings, net	(329)	(404)
Dividends paid on Common Stock	(465)	(412)
Repurchase of Common Stock	(335)	—
Other financing activities, net	156	42
Net cash flows used in financing activities of continuing operations	(1,019)	(837)
Discontinued Operations:
Net cash used in operating activities	(715)	(21)
Net cash used in investing activities	(51)	(1)
Net cash used in financing activities	—	(2)
Net cash flows used in discontinued operations	(766)	(24)
Effect of foreign exchange rate changes on cash and cash equivalents	(18)	50
Net (decrease) increase in cash and cash equivalents	(55)	402
Cash and cash equivalents, beginning of period	4,836	5,960
Cash and cash equivalents, end of period	4,781	6,362
Less: Cash and cash equivalents of assets held for sale	14	77
Cash and cash equivalents of continuing operations, end of period	$4,767	$6,285

See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation
Free Cash Flow Reconciliation

	Quarter Ended March 31,
	(Unaudited)
(Millions)	2013		2012

Net income attributable to common shareowners from continuing operations	$1,270		$1,189
Net cash flows provided by operating activities of continuing operations	$1,409		$1,323
Net cash flows provided by operating activities of continuing operations as a percentage of net income attributable to common shareowners from continuing operations		111%		111%
Capital expenditures	(295)		(187)
Capital expenditures as a percentage of net income attributable to common shareowners from continuing operations		(23)%		(16)%
Free cash flow from continuing operations	$1,114		$1,136
Free cash flow from continuing operations as a percentage of net income attributable to common shareowners from continuing operations		88%		95%
Notes to Condensed Consolidated Financial Statements

(1)
Debt to total capitalization equals total debt divided by total debt plus equity. Net debt to net capitalization equals total debt less cash and cash equivalents divided by total debt plus equity less cash and cash equivalents.

(2)
Organic sales growth represents the total reported increase within the Corporation's ongoing businesses less the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and significant non-recurring items.

(3)
Free cash flow, which represents cash flow from operations less capital expenditures, is the principal cash performance measure used by UTC. Management believes free cash flow provides a relevant measure of liquidity and a useful basis for assessing UTC's ability to fund its activities, including the financing of acquisitions, debt service, repurchases of UTC's common stock and distribution of earnings to shareholders. Other companies that use the term free cash flow may calculate it differently. The reconciliation of net cash flow provided by operating activities, prepared in accordance with generally accepted accounting principles, to free cash flow is shown above.

(4)
Prior period amounts reported within these Condensed Consolidated Financial Statements have been revised for discontinued operations related to the actual and planned divestiture of the UTC Power business.